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As filed with the Securities and Exchange Commission on May 3, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNION ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-0559760 (I.R.S. Employer Identification No.)

1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

WARNER L. BAXTER
Senior Vice President

STEVEN R. SULLIVAN
Vice President, General Counsel and Secretary
1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222
(Name, address, including zip code, and telephone number,
including area code, of agents for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Senior Secured Debt Securities

First Mortgage Bonds

Senior Unsecured Debt Securities

Subordinated Debt Securities

Trust Preferred Securities and Related Guarantees (2)

Total	$750,000,000 (3)	(3)

(1)
There are being registered hereunder such presently indeterminate principal amount of Senior Secured Debt Securities, First Mortgage Bonds, Senior Unsecured Debt Securities, Subordinated Debt Securities and Trust Preferred Securities with an aggregate initial offering price not to exceed $750,000,000. Debt Securities also may be issued to a trust in connection with the issuance and sale of Trust Preferred Securities and later distributed upon dissolution and distribution of the assets thereof, which would include such Debt Securities for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, and General Instruction

  II.D. of Form S-3, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2)
Includes the obligations of Union Electric Company under the respective trust agreements, the applicable indenture, the related series of Debt Securities and the respective Guarantees, which include Union Electric Company's covenant to pay any indebtedness, expenses or liabilities of the trusts (other than obligations pursuant to the terms of the Trust Preferred Securities or other similar interests), all as described in this registration statement. No separate consideration will be received for the Guarantees and, pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect thereof.

(3)
Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this registration statement will be used as a combined prospectus in connection with this registration statement and Registration Statement No. 33-66116. Prior to the filing of this registration statement, $159,500,000 aggregate principal amount of securities remained registered and unsold under Registration Statement No. 33-66116. Such securities are being carried forward to this registration statement pursuant to such Rule 429. The registration fee associated with such securities was previously paid. Accordingly, the proposed maximum offering price of securities as to which additional registration fees in the amount of $54,326 are being paid is $590,500,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MAY 3, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

UNION ELECTRIC COMPANY

$750,000,000

Senior Secured Debt Securities
First Mortgage Bonds
Senior Unsecured Debt Securities
Subordinated Debt Securities
Trust Preferred Securities and Related Guarantees

        Union Electric Company, doing business as AmerenUE, intends to offer these securities from time to time in one or more series with an aggregate offering price not to exceed $750,000,000. This prospectus provides you with a general description of these securities.

        We will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

        Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We may offer these securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities. See "Plan of Distribution."

The date of this prospectus is                        , 2002.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $750,000,000. We may offer any of the following securities: senior secured debt securities, first mortgage bonds, senior unsecured debt securities, subordinated debt securities and trust preferred securities and related guarantees. We are required to obtain the approval of the Missouri Public Service Commission and the Illinois Commerce Commission before we can issue and sell certain of these securities and use the proceeds of any sales thereof other than as currently authorized. If we issue and sell trust preferred securities, we will amend the registration statement of which this prospectus is a part to include each trust issuer as a registrant for purposes of issuing and selling trust preferred securities of that trust.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        Statements made in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include, without limitation, statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," could cause results to differ materially from management expectations as suggested by such "forward-looking" statements:

  •
  the effects of our pending excess earnings complaint case and other regulatory actions, including changes in regulatory policy;

  •
  changes in laws and other governmental actions;

  •
  the impact on us of current regulations related to the phasing-in of the opportunity for some customers to choose alternative energy suppliers in Illinois;

  •
  the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels;

  •
  the effects of participation in a Federal Energy Regulatory Commission approved regional transmission organization, including activities associated with the Midwest Independent System Operator and the Alliance Regional Transmission Organization;

  •
  future market prices for fuel and purchased power, electricity and natural gas, including the use of financial and derivative instruments and volatility of changes in market prices;

  •
  average rates for electricity in the Midwest;

  •
  business and economic conditions;

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  the impact of the adoption of new accounting standards;

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  interest rates and the availability of capital;

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  actions of rating agencies and the effect of such actions;

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  weather conditions;

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  fuel prices and availability;

  •
  generation plant construction, installation and performance;

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  operation of nuclear power facilities;

  •
  decommissioning costs;

  •
  the impact of current environmental regulations on utilities and generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect;

  •
  monetary and fiscal policies;

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  future wages and employee benefits costs;

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  competition from other generating facilities including new facilities that may be developed in the future;

  •
  cost and availability of transmission capacity for the energy generated by our generating facilities or required to satisfy our energy sales; and

  •
  legal and administrative proceedings.

        Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

UNION ELECTRIC COMPANY

        We are a subsidiary of Ameren Corporation, a holding company which is registered under the Public Utility Holding Company Act of 1935. On December 31, 1997, we and CIPSCO Incorporated combined with the result that our common shareholders and the common shareholders of CIPSCO became the common shareholders of Ameren, and Ameren became the owner of 100% of our common stock and the common stock of CIPSCO's subsidiaries, Central Illinois Public Service Company and CIPSCO Investment Company. Since the merger, Ameren has formed a number of other subsidiaries including AmerenEnergy, Inc., which serves as our energy trading and marketing agent, Ameren Services Company, which provides us with shared support services, and AmerenEnergy Fuels and Services Company, which provides us fuel procurement and gas supply services.

        We were incorporated in Missouri in 1922 and are a successor to a number of companies, the oldest of which was organized in 1881. We are the largest electric utility in the State of Missouri and supply electric service in territories in Missouri and Illinois having an estimated population of 2.6 million within an area of approximately 24,500 square miles, including the greater St. Louis area. We supply retail gas utility service in 90 Missouri communities and in the City of Alton, Illinois and its vicinity. We supply electric service to about 1.2 million customers and natural gas service to about 130,000 customers. During 2001, we derived 95% of total operating revenues from the sale of electric energy and 5% from the sale of natural gas. We employed 4,287 persons at December 31, 2001.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document that we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives of the SEC electronically.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2001; and

  •
  our Current Report on Form 8-K dated January 7, 2002.

        We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the time that all of the securities registered are sold.

        You may request a free copy of these filings by writing or telephoning us at the following address:

  Union Electric Company
  Attention: Secretary's Department
  P.O. Box 66149
  St. Louis, Missouri 63166-6149
  Telephone: (314) 621-3222

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

RATIOS OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges before income taxes. For the purposes of such computations:

  •
  earnings consist of net income plus fixed charges and income taxes; and

  •
  fixed charges consist of interest on long-term debt, net of amortization of debt discount, premium and expenses, interest on provision for revenue refunds and other interest charges.

	Year Ended December 31,
	1997	1998	1999	2000	2001
Ratio of Earnings to Fixed Charges	4.71	4.99	5.64	5.33	6.04

USE OF PROCEEDS

        Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:

  •
  in connection with the payment at maturity or the redemption, refunding, refinancing or purchase of certain outstanding long-term debt, including without limitation, our outstanding first mortgage bonds; and

  •
  for general corporate purposes, including the repayment of short-term debt incurred to finance construction expenditures and other working capital needs.

        The specific allocation of the net proceeds from the sale of a particular series of offered securities and information relating to the particular outstanding debt, if any, to be paid at maturity, redeemed, refunded, refinanced or purchased will be described in the prospectus supplement related to that series. In the case of the redemption, refunding or purchase of outstanding debt consisting of first mortgage bonds, we may apply proceeds of the offered securities to pay any redemption premium or purchase price in excess of the principal amount.

        The proceeds from the sale of trust preferred securities by a trust will be invested in debt securities issued by us. Except as we may otherwise describe in the related prospectus supplement, we expect to use the net proceeds from the sale of such debt securities to the applicable trust for the above purposes.

DESCRIPTION OF SENIOR SECURED DEBT SECURITIES

General

        Each series of senior secured debt securities will be issued as a new series of debt securities issued under, and secured by, an indenture, as it may be amended or supplemented, which we refer to collectively as the senior secured indenture, between The Bank of New York, as senior secured debt trustee, and us. The following summaries of certain provisions of the senior secured indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the senior secured indenture (including the forms of senior secured debt securities attached to the senior secured indenture as exhibits), the form of which is an exhibit to the registration statement of which this prospectus is a part and which is incorporated into this prospectus by this reference.

        Until the release date (as defined below), all of the senior secured debt securities outstanding under the senior secured indenture will be secured by one or more series of our first mortgage bonds, which we refer to as our senior debt mortgage bonds, issued and delivered by us to the senior secured debt trustee. On the release date, the senior secured debt securities will cease to be secured by the senior debt mortgage bonds, will become our unsecured general obligations and will rank on a parity with our other unsecured and unsubordinated indebtedness. The senior secured indenture provides that, in addition to the senior secured debt securities offered by this prospectus, additional senior secured debt securities may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the release date, the principal amount of senior secured debt securities that may be issued and outstanding under the senior secured indenture cannot exceed the principal amount of senior debt mortgage bonds then held by the senior secured debt trustee.

        There is no requirement under the senior secured indenture that our future issuances of debt securities be issued exclusively under the senior secured indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the senior secured indenture or applicable to one or more issuances of senior secured debt securities, in connection with future issuances of other debt securities, including as described in this prospectus under "Description of Debt Securities." The senior secured indenture provides that the senior secured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all senior secured debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the senior secured debt securities of that series, for issuances of additional senior secured debt securities of that series.

Provisions of a Particular Series

        The prospectus supplement applicable to each issuance of senior secured debt securities will specify, among other things:

  •
  the title and any limitation on aggregate principal amount of the senior secured debt securities;

  •
  the original issue date for the senior secured debt securities and the date on which the senior secured debt securities will mature;

  •
  the interest rate or rates, or method of calculation of such rate or rates, for the senior secured debt securities, and the date from which interest shall accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for payments of interest if other than the fifteenth day of the calendar month next preceding each interest payment date;

  •
  the terms, if any, regarding the optional or mandatory redemption of the senior secured debt securities, including redemption date or dates of the senior secured debt securities, if any, and the price or prices applicable to such redemption;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which the senior secured debt securities may be repaid, in whole or in part, at the option of the holder thereof;

  •
  if prior to the release date, the designation of the related series of senior debt mortgage bonds being delivered to the senior secured debt trustee in connection with the issuance of the senior secured debt securities; and

  •
  any other terms of the senior secured debt securities not inconsistent with the senior secured indenture.

        Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

        Unless otherwise indicated in the applicable prospectus supplement, there are no provisions in the senior secured indenture or the senior secured debt securities that require us to redeem, or permit the holders to cause a redemption of, the senior secured debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of senior secured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have senior secured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior secured debt securities and will not be considered the registered holders thereof under the senior secured indenture.

        Senior secured debt securities of any series will be exchangeable for other senior secured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the senior secured indenture and the limitations applicable to global securities, senior secured debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office of the senior secured debt trustee maintained for such purpose with respect to any series of senior secured debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the senior secured indenture. In the case of any senior secured debt securities that have been mutilated, destroyed, lost or stolen, new senior secured debt securities of a like aggregate principal amount and tenor will be issued upon the senior secured debt trustee and us being satisfied with the documents of title and indemnity of the person making the request.

        In the event of any redemption of senior secured debt securities of any series, the senior secured debt trustee will not be required to exchange or register a transfer of any senior secured debt securities of such series selected, called or being called for redemption except, in the case of any senior secured debt security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

        Principal of and interest and premium, if any, on senior secured debt securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, interest on senior secured debt securities, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person's address as it appears in the register for the senior secured debt securities maintained by the senior secured debt trustee; provided, however, a holder of senior secured debt securities of one or more series under the senior secured indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the senior secured debt trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, and interest at maturity and premium, if any, on, senior secured debt securities in the form of certificated securities will be payable in immediately available funds at the office of the senior secured debt trustee, as paying agent, or at the authorized office of any other paying agent we may designate upon presentation and surrender of such senior secured debt securities. We may appoint additional paying agents from time to time, including ourselves or our affiliates.

        All monies we pay to the senior secured debt trustee, as paying agent, for the payment of principal of, and interest or premium, if any, on, any senior secured debt security which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such senior secured debt security will thereafter look only to us for payment thereof.

Redemption

        Any terms for the optional or mandatory redemption of the senior secured debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior secured debt securities of a series are to be redeemed, the particular senior secured debt securities to be redeemed will be selected by the senior secured debt trustee in such manner as it shall deem appropriate and fair.

        Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the senior secured debt trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such senior secured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior secured debt securities.

Security; Release Date

        Until the release date, the senior secured debt securities will be secured by one or more series of our first mortgage bonds, issued and delivered by us to the senior secured debt trustee. Upon the issuance of a series of senior secured debt securities before the release date, we have agreed to simultaneously issue and deliver to the senior secured debt trustee, as security for all the senior secured debt securities of such series being issued, a series of first mortgage bonds, which we refer to as our senior debt mortgage bonds, that will have the same stated maturity date and redemption provisions, and will be in the same aggregate principal amount as the related series of the senior secured debt securities being issued. The series of senior debt mortgage bonds to be issued to the senior secured debt trustee concurrently with the issuance of the related series of senior secured debt securities will bear interest at the same rate as is borne by the series of senior secured debt securities. Payment by us to the senior secured debt trustee of principal of, premium, if any, and interest on, a series of senior debt mortgage bonds will be applied by the senior secured debt trustee to satisfy our obligations with respect to principal of, premium, if any, and interest on, the related series of senior secured debt securities.

        The release date will be the date that all of our first mortgage bonds issued and outstanding under the first mortgage indenture, other than senior debt mortgage bonds, have been retired—at, before or after the maturity thereof—through payment, redemption or otherwise, including those first mortgage bonds deemed to be paid within the meaning of the first mortgage indenture. On the release date, the senior secured debt trustee will deliver to us for cancellation all senior debt mortgage bonds and not later than 30 days thereafter, will provide notice to all holders of senior secured debt securities of the occurrence of the release date. As a result, on the release date, the senior debt mortgage bonds shall cease to secure the senior secured debt securities, and the senior secured debt securities will become our unsecured general obligations and will rank on a parity with our other unsecured and unsubordinated indebtedness.

        Each series of senior debt mortgage bonds will be a series of our first mortgage bonds, all of which are secured by a lien on certain property we own, as described under "Description of First Mortgage Bonds—Security." Upon the payment or cancellation of any outstanding senior secured debt securities, the senior secured debt trustee shall surrender to us for cancellation an equal principal amount of the related series of senior debt mortgage bonds. We have agreed not to permit, at any time prior to the release date, the aggregate principal amount of senior debt mortgage bonds held by the senior secured debt trustee to be less than the aggregate principal amount of senior secured debt securities then outstanding. Prior to the release date, we may continue to issue first mortgage bonds under the first mortgage indenture. Following the release date, we have agreed to cause the first mortgage indenture to be discharged and we have agreed not to issue any additional first mortgage bonds under the first mortgage indenture. While we have agreed to be precluded after the release date from issuing additional first mortgage bonds under the first mortgage indenture, we have not agreed to be precluded under the senior secured indenture or senior secured debt securities from issuing or assuming other secured debt, or incurring liens on our property, except to the extent indicated under "Certain Covenants—Limitation on Liens" and "—Limitation on Sale and Lease-Back Transactions" and except as otherwise indicated in the applicable prospectus supplement.

Events of Default

        The following constitute events of default under the senior secured indenture:

  •
  default in the payment of principal of and premium, if any, on any senior secured debt security when due and payable;

  •
  default in the payment of interest on any senior secured debt security when due and payable which continues for 60 days;

  •
  default in the performance or breach of any of our other covenants or warranties in the senior secured debt securities or in the senior secured indenture and the continuation thereof for 60 days after written notice thereof to us by the senior secured debt trustee or to the senior secured debt trustee and us by the holders of at least 25% in aggregate principal amount of the outstanding senior secured debt securities is given;

  •
  prior to the release date, the occurrence of a default as defined in the first mortgage indenture; provided, however, that the waiver or cure of such default under the first mortgage indenture and the rescission and annulment of the consequences thereof under the first mortgage indenture shall constitute a waiver of the corresponding event of default under the senior secured indenture and a rescission and annulment of the consequences thereof under the senior secured indenture; and

  •
  certain events of bankruptcy, insolvency, reorganization, assignment or receivership.

        If an event of default under the senior secured indenture occurs and is continuing, either the senior secured debt trustee or the holders of not less than 33% in aggregate principal amount of the outstanding senior secured debt securities may declare, by notice in writing, the principal amount of and interest on all senior secured debt securities to be due and payable immediately. Upon such acceleration of the senior secured debt securities, the senior debt mortgage bonds shall be immediately redeemable upon demand of the senior secured debt trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date. At any time after an acceleration of the senior secured debt securities has been declared, but before a judgment or decree for the payment of the principal amount of the senior secured debt securities has been obtained, and provided the acceleration of all senior debt mortgage bonds has not occurred, if we pay or deposit with the senior secured debt trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and any amounts due to the senior secured debt trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior secured debt securities.

        The senior secured indenture provides that the senior secured debt trustee generally will be under no obligation to exercise any of its rights or powers under the senior secured indenture at the request or direction of any of the holders of senior secured debt securities unless such holders have offered to the senior secured debt trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the senior secured indenture, the holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior secured debt trustee, or of exercising any trust or power conferred on the senior secured debt trustee. The holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to waive any past default or event of default under the senior secured indenture, except a default in the payment of principal, premium or interest on the senior secured debt securities. No holder of senior secured debt securities may institute any action against us under the senior secured indenture unless such holder previously shall have given to the senior secured debt trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of senior secured debt securities shall have requested the senior secured debt trustee to institute such action and shall have offered the senior secured debt trustee reasonable indemnity, and the senior secured debt trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of senior secured debt securities will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior secured debt securities.

        Notwithstanding that the right of a holder of senior secured debt securities to institute a proceeding with respect to the senior secured indenture is subject to certain conditions precedent, each holder of a senior secured debt security has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such senior secured debt security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior secured debt securities.

        The senior secured indenture provides that the senior secured debt trustee, within 90 days after it receives notice of the occurrence of a default with respect to the senior secured debt securities, is required to give the holders of the senior secured debt securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior secured debt securities, the senior secured debt trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We are required to deliver to the senior secured debt trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with the conditions and covenants under the senior secured indenture.

Modification

        The senior secured debt trustee and we may modify and amend the senior secured indenture with the consent of the holders of a majority in principal amount of the outstanding senior secured debt securities affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding senior secured debt security affected thereby:

  •
  change the maturity date of any senior secured debt security;

  •
  reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any senior secured debt security;

  •
  reduce the principal amount of, or premium payable on, any senior secured debt security;

  •
  change the coin or currency of any payment of principal of, or any premium or interest on, any senior secured debt security;

  •
  change the date on which any senior secured debt security may be redeemed at the option of the holder thereof or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior secured debt security;

  •
  impair the interest of the senior secured debt trustee in the senior debt mortgage bonds held by it or, prior to the release date, reduce the principal amount of any series of senior debt mortgage bonds securing the senior secured debt securities to an amount less than the principal amount of the related series of senior secured debt securities or alter the payment provisions of those senior debt mortgage bonds in a manner adverse to the holders of the senior secured debt securities; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding senior secured debt securities necessary to modify or amend the senior secured indenture or to waive any past default to less than a majority.

        The senior secured debt trustee and we may modify and amend the senior secured indenture without the consent of the holders in certain cases, including:

  •
  to add to our covenants for the benefit of the holders or to surrender a right conferred on us in the senior secured indenture;

  •
  to add further security for the senior secured debt securities;

  •
  to add provisions enabling us to be released with respect to one or more series of outstanding senior secured debt securities from our obligations under the covenants described under "Certain Covenants—Limitation on Liens" and "—Limitation on Sale and Lease-Back Transactions" and "Consolidation, Merger and Sale or Disposition of Assets," upon satisfaction of conditions with respect to such series of senior secured debt securities that are the same as those described under "Defeasance and Discharge," except that the opinion of tax counsel referred to in that section need not be based upon an external tax pronouncement;

  •
  to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

  •
  to make any other change that is not prejudicial to the holders of senior secured debt securities.

        A supplemental indenture which changes or eliminates any covenant or other provision of the senior secured indenture, or any supplemental indenture which has expressly been included solely for the benefit of one or more series of senior secured debt securities, or which modifies the rights of the holders of senior secured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the senior secured indenture of the holders of senior secured debt securities of any other series.

Defeasance and Discharge

        The senior secured indenture provides that we will be discharged from any and all obligations in respect of the senior secured debt securities and the senior secured indenture, except for certain obligations such as obligations to register the transfer or exchange of senior secured debt securities, replace stolen, lost or mutilated senior secured debt securities and maintain paying agencies, if, among other things, we irrevocably deposit with the senior secured debt trustee, in trust for the benefit of holders of senior secured debt securities, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior secured debt securities on the dates such payments are due in accordance with the terms of the senior secured indenture and the senior secured debt securities; provided that, unless all of the senior secured debt securities are to be due within 90 days of such deposit by redemption or otherwise, we shall also have delivered to the senior secured debt trustee an opinion of counsel expert in federal tax matters to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the senior secured debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the senior secured indenture and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such defeasance or discharge of the senior secured indenture. Thereafter, the holders of senior secured debt securities must look only to such deposit for payment of the principal of, and interest and any premium on, the senior secured debt securities.

Consolidation, Merger and Sale or Disposition of Assets

        We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person unless:

  •
  the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia;

  •
  the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the senior secured debt securities and the performance of every covenant of the senior secured indenture to be performed or observed by us; and

  •
  prior to the release date, the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes our obligations under the first mortgage indenture with respect to the senior debt mortgage bonds.

Upon any such consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the senior secured indenture with the same effect as if such successor corporation or person had been named as us therein and we will be released from all obligations under the senior secured indenture. For purposes of the senior secured indenture, the conveyance or other transfer by us of:

  •
  all or any portion of our facilities for the generation of electric energy;

  •
  all of our facilities for the transmission of electric energy; or

  •
  all of our facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Certain Covenants

  Limitation on Liens

        The senior secured indenture provides, so long as any senior secured debt securities are outstanding, we may not issue, assume, guarantee or permit to exist after the release date any Debt (as defined herein) that is secured by any mortgage, security interest, pledge, lien or other encumbrance ("Lien") of or upon any of our Operating Property (as defined herein), whether owned at the date of the senior secured indenture or thereafter acquired, without in any such case effectively securing the senior secured debt securities (together with, if we shall so determine, any of our other indebtedness ranking senior to, or equally with, the senior secured debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

        The foregoing restriction will not apply to:

  (1)
  Liens on Operating Property existing at the time of acquisition by us (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);

  (2)
  Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of all or substantially all its properties (or those of a division) to, us;

  (3)
  Liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

  (4)
  Liens in favor of any State, or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property; or

  (5)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

Also, the foregoing restriction will not apply to the issuance, assumption or guarantee by us of Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount which, together with all our other secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under any of the foregoing exceptions in clauses (1) to (5) and Sale and Lease-Back Transactions that are permitted by the first sentence of "—Limitation on Sale and Lease-Back Transactions"), does not exceed 15% of Capitalization (as defined herein).

  Limitation on Sale and Lease-Back Transactions

        The senior secured indenture provides that so long as any senior secured debt securities are outstanding, we may not enter into or permit to exist after the release date any Sale and Lease-Back Transaction (as defined herein) with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of the completion of the acquisition and the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if:

  (1)
  we would be entitled pursuant to any of the provisions described in clauses (1) to (5) of the first sentence of the second paragraph under "—Limitation on Liens" to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the senior secured debt securities;

  (2)
  after giving effect to such Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under "—Limitation on Liens," at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (1)); or

  (3)
  we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of senior secured debt securities or our other Debt ranking senior to, or equally with, the senior secured debt securities, subject to reduction for senior secured debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

  Certain Definitions

        "Capitalization" means the total of all the following items appearing on, or included in, our consolidated balance sheet:

  (1)
  liabilities for Debt maturing more than twelve (12) months from the date of determination; and

  (2)
  common stock, preferred stock, hybrid preferred securities, premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

        Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by independent accountants regularly retained by us, and may be determined as of a date not more than sixty (60) days prior to the happening of an event for which such determination is being made.

        "Debt" means any of our outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.

        "Operating Property" means:

  (1)
  any interest in real property owned by us and

  (2)
  any asset owned by us that is depreciable in accordance with generally accepted accounting principles in the United States, or GAAP, excluding, in either case, any interest of us as lessee under any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP (except for a lease that results from a Sale and Lease-Back Transaction).

        "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the senior secured indenture.

        "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:

  (1)
  the net proceeds to us from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction and

  (2)
  the net book value of such property, as determined in accordance with generally accepted accounting principles by us at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

Voting of Senior Debt Mortgage Bonds Held by Senior Secured Debt Trustee

        The senior secured debt trustee, as the holder of senior debt mortgage bonds, will attend any meeting of bondholders under the first mortgage indenture, or, at its option, will deliver its proxy in connection therewith relating to matters with respect to which it is entitled to vote or consent. So long as no event of default under the senior secured indenture shall have occurred or be continuing, the senior secured debt trustee shall vote all senior debt mortgage bonds then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the first mortgage indenture, the holders of which are eligible to vote or consent; provided, however, that the senior secured debt trustee shall not so vote in favor of, or so consent to, any amendment or modification of the first mortgage indenture which, if it were an amendment or modification of the senior secured indenture, would require the consent of holders of senior secured debt securities as described under "—Modification," without the prior consent of holders of senior secured debt securities that would be required for such an amendment or modification of the senior secured indenture.

Resignation or Removal of Senior Secured Debt Trustee

        The senior secured debt trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The senior secured debt trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the senior secured debt trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding senior secured debt securities. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the senior secured debt trustee upon notice to the holder of each senior secured debt security outstanding and the senior secured debt trustee, and appointment of a successor trustee.

Concerning the Senior Secured Debt Trustee

        We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York. The senior secured indenture provides that our obligations to compensate the senior secured debt trustee and reimburse the senior secured debt trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior secured debt securities upon all property and funds held or collected by the trustee as such.

Governing Law

        The senior secured indenture and senior secured debt securities will be governed by New York law.

DESCRIPTION OF FIRST MORTGAGE BONDS

General

        Each series of first mortgage bonds will be a new series issued under the indenture of mortgage and deed of trust dated June 15, 1937 between us and The Bank of New York, as successor mortgage trustee, as amended and supplemented by supplemental indentures and as to be further amended by one or more supplemental indentures from time to time, which we refer to collectively as the first mortgage indenture. The following summaries of certain provisions of the first mortgage indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the first mortgage indenture, which is an exhibit to the registration statement of which this prospectus is a part and which is incorporated in this prospectus by this reference.

        The first mortgage bonds will be issued directly or as security for our obligations under the senior secured indenture and the senior secured debt securities issued thereunder. We refer to first mortgage bonds issued to secure our obligations under the senior secured indenture and the senior secured debt securities issued thereunder as senior debt mortgage bonds.

Provisions of a Particular Series

        The prospectus supplement applicable to each series of first mortgage bonds, other than senior debt mortgage bonds, will specify, among other things:

  •
  the designation of such first mortgage bonds;

  •
  the date or dates on which the principal of such first mortgage bonds is payable;

  •
  the interest rate or rates for such first mortgage bonds and the date or dates from which interest shall accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for payments of interest;

  •
  the option, if any, for us to redeem such first mortgage bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such first mortgage bonds may be redeemed;

  •
  our obligation, if any, to redeem or purchase such first mortgage bonds pursuant to any sinking fund or at the option of the holder and the terms and conditions upon which such first mortgage bonds will be redeemed; and

  •
  any other terms not inconsistent with the provisions of the first mortgage indenture.

        Unless otherwise indicated in the prospectus supplement, the first mortgage bonds are to be issued in denominations of $1,000 and integral multiples thereof.

        The senior debt mortgage bonds will correspond to the corresponding series of senior secured debt securities in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal of or premium, if any, or interest on the senior secured debt securities, senior note mortgage bonds of the corresponding series in a principal amount equal to the principal amount of such senior secured debt securities will, to the extent of such payment of principal, premium or interest, be deemed fully paid and our obligation to make such payment shall be discharged. The senior debt mortgage bonds will be redeemed on the respective dates and in the respective principal amounts that correspond to the redemption dates for, and the principal amounts to be redeemed of, the corresponding series of senior secured debt securities. In the event of an event of default under the senior secured indenture and acceleration of the senior secured debt securities, the senior debt mortgage bonds will be immediately redeemable in whole, upon demand of the senior secured debt trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date.

        There is no improvement, maintenance or analogous fund for the first mortgage bonds. The holders of the outstanding first mortgage bonds will not have any specific contractual protection in the event we become involved in a highly leveraged transaction.

        At December 31, 2001, we had outstanding approximately $1.1 billion in principal amount of first mortgage bonds issued under the first mortgage indenture.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, other than senior debt mortgage bonds, each series of first mortgage bonds will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have first mortgage bonds registered in their names, will not receive or be entitled to receive physical delivery of any first mortgage bonds and will not be considered the registered holders thereof under the first mortgage indenture.

        First mortgage bonds may be exchanged for other first mortgage bonds of any authorized denominations of a like aggregate principal amount and tenor. Subject to the terms of the first mortgage indenture and the limitations applicable to global securities, first mortgage bonds may be transferred without charge to the holders thereof other than for applicable governmental taxes. Notwithstanding the foregoing, we will not be required to transfer or exchange any first mortgage bonds during a period beginning at the opening of business 15 days before any selection of first mortgage bonds to be redeemed and ending at the close of business on the day notice of redemption is mailed, or that is called or being called for redemption except, in the case of any first mortgage bond to be redeemed in part, the portion thereof not to be so redeemed.

        The senior debt mortgage bonds will be immediately delivered to, and registered in the name of, the senior secured debt trustee. The senior secured indenture provides that the senior secured debt trustee shall not transfer any senior debt mortgage bonds except to a successor trustee, to us, as provided in the senior secured indenture, or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of us. The senior secured debt trustee shall generally vote the senior debt mortgage bonds proportionately with what it believes to be the vote of all other first mortgage bonds then outstanding, as described under "Description of Senior Secured Debt Securities—Voting of Senior Debt Mortgage Bonds Held by Senior Secured Debt Trustee."

Payment and Paying Agents

        Principal of and interest and premium, if any, on first mortgage bonds, issued in the form of global securities will be paid in the manner described below under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, principal of and interest on first mortgage bonds, other than senior debt mortgage bonds, in certificated form will be payable at our offices in St. Louis, Missouri, provided that, at our option, interest may be paid by checks mailed to the registered owners of such first mortgage bonds. Interest, other than defaulted interest, will be payable to the person in whose name such first mortgage bond is registered at the close of business on the 15th day of the month next preceding a month containing an interest payment date (or, if such day is a legal holiday in the State of New York or in the State of Missouri or a day when banking institutions in the Borough of Manhattan, the City of New York, or St. Louis, Missouri are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close).

Security

        In the opinion of our Vice President, General Counsel and Secretary, the first mortgage bonds will be secured, together with all other first mortgage bonds now or hereafter issued under the first mortgage indenture, including any senior debt mortgage bonds, by a valid and direct first lien (subject to certain leases, permitted liens and other minor defects) on substantially all of our properties and franchises other than cash, accounts receivable and other liquid assets, securities not specifically pledged and electric energy, materials, supplies or other products produced or purchased by us for use, sale or lease. The first mortgage indenture also contains provisions subjecting after-acquired property (with certain exceptions) to the lien of the first mortgage indenture.

Issuance of Additional First Mortgage Bonds

        Additional first mortgage bonds ranking equally with all other first mortgage bonds, including any senior debt mortgage bonds, may be issued from time to time under the first mortgage indenture in a principal aggregate amount equal to:

  (1)
  60% of the net bondable value of property additions not subject to an unfunded prior lien;

  (2)
  the amount of first mortgage bonds retired or to be retired (except out of trust estate money); or

  (3)
  the amount of cash deposited with the mortgage trustee for such purpose, which cash may thereafter be withdrawn upon the same basis that additional first mortgage bonds are issuable under (1) and (2) above.

        Bondable property includes construction work in progress on nuclear facilities and nuclear fuel.

        At December 31, 2001, approximately $2.2 billion principal amount of first mortgage bonds was issuable under clause (1) above and approximately $800 million principal amount of first mortgage bonds was issuable under clause (2) above.

        Notwithstanding the foregoing, additional first mortgage bonds may not be issued:

  (1)
  unless our net earnings available for interest and property retirement appropriations, as described below, for 12 consecutive months within the 15 months preceding such issuance is equal to the greater of twice the annual interest charges on, or 10% of the principal amount of, all first mortgage bonds and prior lien bonds then outstanding and then being issued; or

  (2)
  unless our net earnings available for interest after property retirement appropriations, as described below, for such periods shall have been equal to twice the annual interest on all such first mortgage bonds and prior lien bonds.

        We do not need to comply with these earnings tests in order to issue first mortgage bonds to refund first mortgage bonds previously issued, or to refund a prior lien which simultaneously becomes a funded prior lien upon the property additions made on the basis of such application, if application to issue additional first mortgage bonds for either of these two purposes is made at any time after a date two years prior to the maturity of the first mortgage bonds or prior lien bonds being refunded. The ratio under the test set forth under (2) above, which is more restrictive than the test set forth under (1) above, was 9.4 for the 12 months ended December 31, 2001, and would permit us to issue an additional $3.6 billion of first mortgage bonds (assuming an annual interest rate of 8%).

        Our "net earnings available for interest and property retirement appropriations" is defined as total operating revenues and net non-operating revenues, less operating expenses (other than income taxes).

Our "net earnings available for interest after property retirement appropriations" is defined as total operating revenues and net non-operating revenues, less operating expenses (other than income taxes) and less the greater of (1) the provisions for depreciation and expenditures for maintenance and repairs for the period in question or (2) 15% of gross operating revenues (as defined) for the period in question.

        Prior lien bonds secured by an unfunded prior lien may be issued under the circumstances and subject to the conditions and limitations contained in the first mortgage indenture referred to above. We have no plans to issue any such bonds.

Dividend Restriction

        There will be no dividend restrictions applicable to the first mortgage bonds.

Modification of the First Mortgage Indenture

        With the consent of the holders of 80% of the first mortgage bonds and 80% in principal amount of first mortgage bonds of each affected series if less than all are affected, the first mortgage indenture may be changed except to affect the terms of payment of the principal or interest on any first mortgage bond or to reduce the percentage of bondholders required to effect any change. We have reserved the right to amend the first mortgage indenture without any consent or other action by holders of first mortgage bonds of any series created by the supplemental indenture of August 16, 1976, or by any supplemental indenture dated thereafter so as to substitute for the foregoing provision a provision to the effect that the first mortgage indenture may be modified or altered and the rights of the holders of first mortgage bonds may be affected with the consent of the holders of 60% of the first mortgage bonds; and if less than all series of first mortgage bonds are affected, the consent also of the holders of 60% of the first mortgage bonds of each series affected. Additionally, we have reserved the right to amend the first mortgage indenture, as supplemented, to authorize amendments thereto by an appropriate written consent of the holders of 60% of the first mortgage bonds without a meeting of such bondholders. Since there are no first mortgage bonds of any series created prior to the supplemental indenture of August 16, 1976 currently outstanding, we intend to effect these amendments in connection with our initial issuance of first mortgage bonds or senior secured debt securities under this prospectus.

        The first mortgage indenture may be amended without a meeting of bondholders to cure ambiguities or correct defects and may be so modified under certain other circumstances, provided that no such modification shall impair any of the rights of the bondholders or of the mortgage trustee.

Defaults Under the First Mortgage Indenture

        Defaults under the first mortgage indenture are defined as being:

  •
  default in payment of principal;

  •
  default for 30 days in payment of interest or satisfaction of our obligations respecting any sinking, improvement, maintenance or analogous fund;

  •
  default in payment of principal of, or interest on, any prior lien bonds;

  •
  certain events in bankruptcy, insolvency or reorganization;

  •
  default in other covenants for 60 days after notice by the mortgage trustee or the holders of 15% of the outstanding first mortgage bonds;

  •
  failure under certain circumstances to discharge, or provide for, judgments; or

  •
  termination of corporate franchise without continuance of business by a successor corporation.

        The mortgage trustee or the holders of not less than 25% of the outstanding first mortgage bonds may declare the entire principal due on default, but the holders of a majority of outstanding first mortgage bonds may annul such declaration if such default has been cured. The mortgage trustee is required to enforce the lien of the first mortgage indenture upon request of the holders of a majority in amount of the outstanding first mortgage bonds on default. The mortgage trustee has no obligations to exercise any of its trusts or powers at the request of any of the bondholders unless indemnified to its satisfaction, but the mortgage trustee is not relieved of its obligation to act upon the occurrence of an event of default.

        The first mortgage indenture provides that the mortgage trustee, within 90 days after the occurrence of any default thereunder with respect to a series of first mortgage bonds, is required to give the holders of such series notice of any default known to it, unless cured or waived; provided, however, that except in the case of a default in the payment of principal, interest or any sinking fund installment, if any, on any first mortgage bonds of such series, the mortgage trustee may withhold such notice if the mortgage trustee and our board of directors determine that it is in the interest of such holders to do so.

Compliance Certificates

        Compliance with provisions of the first mortgage indenture is evidenced by written statements by our officers, opinions of counsel and certificates of an engineer, accountant, appraiser or other expert (who in some instances must be independent). We are required to file various certificates and other reports annually, including, without limitation, an annual certificate evidencing compliance with all conditions and covenants without regard to any period of grace or notice requirements, and in certain other events.

DESCRIPTION OF DEBT SECURITIES

General

        The senior unsecured debt securities and the subordinated debt securities, which we refer to collectively as the debt securities, will represent our unsecured obligations of Union Electric Company. We may issue one or more series of debt securities directly to the public or to a trust from time to time. We expect that each series of senior unsecured debt securities or subordinated debt securities will be issued as a new series of debt securities under one of two separate indentures, as each may be amended or supplemented from time to time. We will issue the senior unsecured debt securities in one or more series under a senior unsecured indenture between us and a trustee. We will issue the subordinated debt securities in one or more series under a subordinated indenture dated as of December 1, 1996 between us and The Bank of New York, as trustee. The subordinated indenture, the form of the senior unsecured indenture and the form of board resolutions, officer's certificates or other instruments establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference in, the registration statement of which this prospectus is a part. Each indenture will be qualified under the Trust Indenture Act of 1939. The following summaries of certain provisions of the subordinated indenture, the senior unsecured indenture and the applicable debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the subordinated indenture, the senior unsecured indenture, as the case may be, and the applicable debt securities.

        There is no requirement under the subordinated indenture, nor will there be any such requirement under the senior unsecured indenture, that our future issuances of debt securities be issued exclusively under either indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in either indenture or applicable to one or more issuances of senior unsecured debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities, including as described in this prospectus under "Description of Senior Secured Debt Securities." The subordinated indenture provides, and the senior unsecured indenture will provide, that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the senior unsecured debt securities or the subordinated debt securities of that series, as the case may be, for issuances of additional senior unsecured debt securities or subordinated debt securities of that series, as applicable. Unless otherwise described in the applicable prospectus supplement, except as set forth under "—Certain Covenants Relating to Senior Unsecured Debt Securities", neither indenture described above limits or will limit the aggregate amount of debt we may incur.

        The senior unsecured debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt and will be effectively subordinated to all of our secured debt, including our first mortgage bonds, which as of December 31, 2001, was equal to approximately $1.1 billion. The subordinated debt securities will be our unsecured general obligations and will be junior in right of payment to our Senior Indebtedness, as described under the heading "Subordination of the Subordinated Debt Securities."

Provisions of a Particular Series

        The prospectus supplement applicable to each issuance of senior unsecured debt securities or subordinated debt securities, as the case may be, will specify, among other things:

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  the title and any limitation on aggregate principal amount of the debt securities;

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  the date or dates on which the principal of any of the debt securities is payable;

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  the interest rate or rates, or method of calculation of such rate or rates, for the debt securities, and the date from which interest will accrue;

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  the dates on which interest will be payable;

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  the record dates for payments of interest;

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  the place or places where the principal of, premium, if any, and interest on any of the debt securities will be payable;

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  any interest deferral or extension provisions;

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  the period or periods within which and the terms and conditions upon which any debt securities may be redeemed, in whole or in part, at our option;

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  the terms and conditions upon which any debt securities shall be redeemed or purchased by us pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder thereof;

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  if the amount payable in respect of principal of or any premium or interest on any debt securities may be determined with reference to an index or other fact or event ascertainable outside the applicable indenture, the manner in which such amounts will be determined;

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  if other than the principal amount thereof, the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

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  the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other securities of us or any other corporation;

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  any addition to the events of default applicable to that series of debt securities and any addition to our covenants for the benefit of the holders of that series; and

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  any other terms of the debt securities not inconsistent with the provisions of the senior unsecured indenture or the subordinated indenture, as the case may be.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities of any series will be issued in minimum denominations of $1,000 and integral multiples thereof.

        Unless otherwise indicated in the applicable prospectus supplement, there are no provisions in either indenture or the related debt securities that require us to redeem, or permit the holders to cause a redemption of, those debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. As of December 31, 2001, we had $65.5 million of subordinated debt securities issued and outstanding under the subordinated indenture.

        No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the subordinated debt securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded or annulled.

        Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full. If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.

        As defined in the subordinated indenture, the term "Senior Indebtedness" means:

  (1)
  obligations (other than non-recourse obligations, the indebtedness issued under the subordinated indenture and other indebtedness which is expressly made subordinate to or pari passu with the subordinated debt securities) of, or guaranteed or assumed by, us for

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  borrowed money including both senior and subordinated indebtedness for borrowed money (other than the subordinated debt securities and other indebtedness which is expressly made subordinate to or pari passu with the subordinated debt securities); or

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  the payment of money relating to any lease which is capitalized on our balance sheet in accordance with generally accepted accounting principles as in effect from time to time; or

  (2)
  indebtedness evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of the subordinated indenture or subsequently incurred by us.

        The subordinated indenture does not limit the aggregate amount of Senior Indebtedness that we may issue. As December 31, 2001, our outstanding Senior Indebtedness aggregated approximately $1.8 billion.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities, other than debt securities issued to a trust, will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.

        Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of the security registrar or any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected upon the applicable trustee, us or the security registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request.

        Unless otherwise indicated in the applicable prospectus supplement, the security registrar and the transfer agent will be the trustee under the applicable indenture. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        In the event of any redemption of debt securities, we will not be required to issue, register the transfer of, or exchange any debt security or any series thereof during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security called for redemption and ending at the close of business on the day of such mailing or register the transfer of or exchange any debt security of such series selected for redemption, except in the case of any debt security to be redeemed in part, the unredeemed portion thereof not to be so redeemed.

Payment And Paying Agents

        Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Unless otherwise indicated in the applicable prospectus supplement, we will be designated as the sole paying agent for payments with respect to debt securities of each series, at our office in St. Louis, Missouri. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All monies we pay to a paying agent or held by us in trust for the payment of the principal of, and premium or interest, if any, on, any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, or, if then held by us, will be discharged from the trust, and the holder of such debt security thereafter may look only to us for payment thereof.

Redemption

        Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the security registrar in such manner as it shall deem fair and appropriate.

        Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the paying agent or agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such debt securities.

Events of Default

        Each of the following will constitute or constitutes, as the case may be, an event of default under the senior unsecured indenture or the subordinated indenture with respect to senior unsecured debt securities or subordinated debt securities, as the case may be, of any series:

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  failure to pay principal of or premium, if any, on any debt security of such series, as the case may be, within three business days after the same becomes due and payable;

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  failure to pay interest on the debt securities of such series within 60 days after the same becomes due and payable; provided, however, that with respect to the subordinated indenture, a valid extension of the interest payment period by us shall not constitute such a failure;

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  failure to perform or breach of any of our other covenants or warranties in the applicable indenture (other than a covenant or warranty solely for the benefit of one or more series of debt securities other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding applicable debt securities of such series;

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  certain events of bankruptcy, insolvency, reorganization, assignment or receivership; and

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  any other event of default specified in the applicable prospectus supplement with respect to debt securities of a particular series.

No event of default with respect to the debt securities of a particular series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

        If an event of default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or if the debt securities of such series are discount notes or similar debt securities, such portion of the principal amount as may be specified in the applicable prospectus supplement) of all of the debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the trustee for such series or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series.

        At any time after the acceleration with respect to the debt securities of any series has been declared, but before a judgment or decree for payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if

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  we pay or deposit with the trustee for such series a sum sufficient to pay all overdue interest on all debt securities of such series, the principal of and premium, if any, on the debt securities of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such debt securities, interest upon overdue interest at the rate or rates specified in such debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the applicable indenture; and

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  any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of the debt securities of such series which has become due solely by such acceleration, have been cured or waived as provided in the applicable indenture.

However, no such rescission or annulment shall affect any subsequent event of default or impair any related right.

        Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series. Any direction provided by the holders shall not be in conflict with any rule of law or with the senior unsecured indenture or the subordinated indenture, as the case may be, and will not involve the trustee in personal liability in circumstances where indemnity would not, in the trustee's sole discretion, be adequate and the trustee may take any other action it deems proper that is not inconsistent with such direction.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with certain restrictive provisions of the applicable indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture on behalf of all holders of debt securities of that series with respect to the debt securities of that series, except a default in the payment of principal, premium or interest and certain covenants and provisions of such indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security of such series affected. No holder of debt securities of any series may institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the debt securities of such series, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered reasonable indemnity, and the trustee for such series has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series a direction inconsistent with such request, within 60 days after such notice, request and offer. Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those debt securities.

        Notwithstanding the foregoing, each holder of debt securities of any series has the right which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

        The trustee, within 90 days after it receives notice of the occurrence of a default (other than a default as described in the third bullet point above) with respect to the debt securities of any series, is required to give the holders of debt securities notice of any default with respect to the debt securities of such series, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, the debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We will be required to deliver to the trustees for the debt securities each year a statement by an appropriate officer as to such officer's knowledge of our compliance with all conditions and covenants under the applicable indenture, determined without regard to any period of grace or requirement of notice under such indenture.

Modification

        Without the consent of any holder of debt securities, the trustee for such debt securities and we may enter into one or more supplemental indentures for any of the following purposes:

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  to evidence the assumption of our covenants in the applicable indenture and the debt securities by any permitted successor;

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  to add to our covenants or other provisions for the benefit of the holders of all or any series of outstanding debt securities or to surrender any right or power conferred upon us by the applicable indenture;

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  to add any additional events of default with respect to all or any series of outstanding debt securities;

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  to change or eliminate any provision of the applicable indenture or to add any new provision to such indenture, provided that if such change, elimination or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no debt security of such series remaining outstanding under such indenture;

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  to provide collateral security for the debt securities;

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  to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

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  to provide for bearer securities and coupons;

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  to evidence and provide for the acceptance of appointment of a successor trustee under the applicable indenture with respect to the debt securities of one or more series and to add to or change any of the provisions of such indenture as shall be necessary to provide for or to facilitate the administration of the trusts under such indenture by more than one trustee;

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  to provide for the procedures required to permit the use of a noncertificated system of registration for any series of debt securities;

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  to change any place where (1) the principal of and any premium or interest on any debt securities is payable, (2) any debt securities may be surrendered for registration of transfer or exchange and (3) notices and demands to us in respect of the debt securities and the applicable indenture may be served; or

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  to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the applicable indenture which actions, in each case, do not adversely affect the interests of the holders of debt securities of any series in any material respect.

        Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of either the senior unsecured debt securities or the subordinated debt securities, as the case may be, of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the applicable indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of senior unsecured debt securities or the subordinated debt securities outstanding, as the case may be, are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable debt securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the debt securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable debt securities of all tranches so directly affected, considered as one class, will be required.

        Notwithstanding the foregoing, no such amendment or modification may, without the consent of the holder of the debt security:

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  change the stated maturity of the principal of, or any installment of principal of or interest on, such debt security, or reduce the principal amount of such debt security;

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  reduce the rate of interest on such debt security (or the amount of any installment of interest thereon) or change the method of calculating such rate;

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  reduce any premium payable upon the redemption of such debt security, or reduce the amount of the principal of any discount security (as defined in the applicable indenture) that would be due and payable upon a declaration of acceleration of maturity;

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  change the coin or currency (or other property) in which such debt security or any premium or the interest thereon is payable; or

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  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of such debt security (or, in the case of redemption, on or after the redemption date).

        Furthermore, no such amendment or modification may, without the consent of the holder of each outstanding debt security of any series or tranche affected thereby, reduce the percentage in principal amount of the outstanding debt securities of any series, or any tranche thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the applicable indenture or any default thereunder and its consequences or reduce the requirements for quorum or voting. In addition, no such amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby, modify certain of the provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series or any tranche thereof.

        A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more series of debt securities or one or more tranches thereof, or which modifies the rights of the holders of debt securities of such series or tranches with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of the debt securities of any other series or tranche.

Defeasance and Discharge

        Unless the applicable prospectus supplement states otherwise, the senior unsecured indenture, with respect to any and all series of senior unsecured debt securities, and the subordinated indenture, with respect to any and all series of subordinated debt securities, will be discharged and canceled (except for certain specified surviving obligations) if, among other things, we pay, in full, the principal of (and premium, if any) and interest on all series of the applicable debt securities and all other sums required under the applicable indenture and we deliver a certificate to the appropriate trustee stating that we have complied with all conditions precedent relating to the satisfaction and discharge of the applicable indenture.

        In addition, we may at any time terminate certain of our obligations under the indenture with respect to the senior unsecured debt securities or the subordinated debt securities of any series or terminate our obligations under certain covenants set forth in such indenture (after which any omission to comply with such obligations shall not constitute a default with respect to such debt securities) if we irrevocably deposit in trust with the trustee for such debt securities, for the benefit of the holders, cash or United States government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of and premium and interest, if any, on the dates such payments are due in accordance with the terms of the applicable indenture and the related debt securities; provided that such funds shall have been on deposit with such trustee for a period of at least 90 days, or such trustee shall have received an opinion of counsel to the effect that payments to holders with such monies as proceeds are not recoverable as a preference under any applicable United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors. We must also comply with certain other conditions, including (under certain circumstances) the delivery of an opinion of counsel to the effect that the holder of such debt securities will not realize income, gain or loss for federal income tax purposes as a result of such defeasance. Such opinion of counsel may be required to be accompanied by a ruling of the Internal Revenue Service issued to us or based on a change in law or regulation occurring after the date of the applicable indenture.

Consolidation, Merger and Sale or Disposition of Assets

        We have agreed not to consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

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  the successor or transferee corporation or the person which acquires by conveyance or transfer, or which leases, such properties and assets substantially as an entirety is a corporation organized and validly existing under the laws of any domestic jurisdiction and expressly assumes our obligations on the debt securities and under each of the indentures;

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  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, occurs and is continuing; and

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  we have delivered to the trustees for such debt securities an officer's certificate and an opinion of counsel as provided in each of the indentures.

        Upon any such consolidation or merger, or conveyance, transfer or lease of our properties and assets substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor person had been named as us therein, except in the case of a lease, and the predecessor person shall be released from all obligations under the applicable indenture.

        The senior unsecured indenture will provide that the conveyance or other transfer by us of all or any portion of our facilities for the generation of electric energy, all of our facilities for the transmission of electric energy, or all of our facilities for the distribution of natural gas, in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all of our properties, as or substantially as an entirety.

Certain Covenants Relating to Senior Unsecured Debt Securities

  Limitation on Liens

        The senior unsecured indenture will provide that, so long as any senior unsecured debt securities are outstanding, we may not issue, assume, guarantee or permit to exist any Debt that is secured by any Lien of or upon any of our Operating Property (as each term is defined under "Description of Senior Secured Debt Securities—Certain Covenants"), whether owned at the date of the senior unsecured indenture or thereafter acquired, without in any such case effectively securing the senior unsecured debt securities (together with, if we shall so determine, any of our other indebtedness ranking senior to, or equally with, the senior unsecured debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

        The foregoing restriction will not apply to:

  (1)
  Liens on Operating Property existing at the time of acquisition by us (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);

  (2)
  Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of all or substantially all its properties (or those of a division) to, us;

  (3)
  Liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

  (4)
  Liens in favor of any State, or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property;

  (5)
  the Lien of our first mortgage indenture until the first mortgage indenture and such Lien are discharged by us; or

  (6)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

Also, the foregoing restriction will not apply to the issuance, assumption or guarantee by us of Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount which, together with all our other secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value of Sale and Lease-Back Transactions (as defined under "Description of Senior Secured Debt Securities—Certain Covenants") existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under any of the foregoing exceptions in clauses (1) to (6) and Sale and Lease-Back Transactions that are permitted by the first sentence of "—Limitation on Sale and Lease-Back Transactions"), does not exceed 15% of Capitalization (as defined in "Description of Senior Secured Debt Securities—Certain Covenants").

  Limitation on Sale and Lease-Back Transactions

        The senior unsecured indenture will provide that so long as any senior unsecured debt securities are outstanding, we may not enter into or permit to exist any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of the completion of the acquisition and the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if:

  (1)
  we would be entitled pursuant to any of the provisions described in clauses (1) to (6) of the first sentence of the second paragraph under "—Limitation on Liens" to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the senior unsecured debt securities;

  (2)
  after giving effect to such Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under "—Limitation on Liens," at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (1)); or

  (3)
  we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of senior unsecured debt securities or our other Debt ranking senior to, or equally with, the senior unsecured debt securities, subject to reduction for senior unsecured debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

Concerning the Trustee for Subordinated Debt Securities

        We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York, the trustee under the subordinated indenture. The Bank of New York is also the mortgage trustee under the first mortgage indenture. Each indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to the applicable debt securities upon the property and funds held or collected by the trustee as such.

Governing Law

        Each of the senior unsecured indenture and the subordinated indenture and the debt securities will be governed by New York law.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        This prospectus describes certain general terms of the trust preferred securities. The trust preferred securities will be issued by one or more statutory business trusts which we will form under Delaware law prior to such issuance. At that time, we intend to amend the registration statement of which this prospectus is a part to include each trust issuer as a registrant for purposes of issuing and selling trust preferred securities of that trust. At the time trust preferred securities are to be issued, the original trust agreement will be amended and restated, to be effective at the time of such issuance. The form of amended and restated trust agreement is filed as an exhibit to the registration statement of which this prospectus is a part. The amended and restated trust agreement, which we will refer to in this prospectus as the "trust agreement," for each trust will be qualified as an indenture under the Trust Indenture Act of 1939. You should read the form of amended and restated trust agreement for provisions that may be important to you. When we offer to sell a particular series of trust preferred securities, we will describe the specific terms of that series in a prospectus supplement. The trust preferred securities will be issued pursuant to the related trust agreements, which we have summarized below. This summary is not complete.

General

        Each trust will exist for the exclusive purposes of:

  •
  issuing two classes of trust securities—trust preferred securities and trust common securities (collectively, the "trust securities")—which together represent undivided beneficial interests in the assets of the trust;

  •
  investing the gross proceeds of the trust securities in our debt securities;

  •
  making distributions; and

  •
  engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

        Our debt securities will be the sole assets of each trust, and our payments under the debt securities will be the sole revenue of each trust. No separate financial statements of any trust will be included in this prospectus. We consider that these financial statements would not be material to holders of the trust preferred securities because no trust would have any independent operations and the only purposes of each trust are those described above. We do not expect that any trust will be filing annual, quarterly or special reports with the SEC. The principal place of business of each trust will be c/o Union Electric Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

        Each trust will exist until terminated as provided in its trust agreement. The administrators and trustees of each trust will be:

  •
  two of our employees or officers or two employees or officers of our affiliates as administrators (the "administrators");

  •
  a financial institution that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act (the "property trustee"); and

  •
  one trustee with its principal place of business in the State of Delaware for the purpose of complying with the provisions of the Delaware Business Trust Act (the "Delaware trustee").

        The trust agreement will authorize the administrators to issue two classes of trust securities: trust preferred securities and trust common securities. We will own all of the trust common securities issued by each trust, which will rank equally in right of payment with the trust preferred securities issued by the respective trust. However, if an event of default occurs and is continuing under the trust agreement, rights of the holders of the trust common securities to payment for distributions and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire trust common securities of each trust in a total liquidation amount of approximately three percent of the total capital of the trust.

        Proceeds from the sale of both the trust preferred securities and the trust common securities issued by each trust will be used to purchase our debt securities, which will be held in trust by the property trustee for the benefit of the holders of the trust securities issued by the respective trust. We will guarantee the payments of distributions and payments of redemption or liquidation with respect to the trust preferred securities issued by each trust, but only to the extent the respective trust has funds available to make those payments and has not made the payments. See "Description of Guarantees" below.

        Each guarantee, when taken together with our obligations under the related debt securities, the related indenture, and the related trust agreement, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by the respective trust. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other rights or restrictions that will be described in the related trust agreement or made part of it by the Trust Indenture Act or the Delaware Business Trust Act.

Provisions of a Particular Series

        Each trust may issue only one series of trust preferred securities. The applicable prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

  •
  the name of the trust preferred securities;

  •
  the liquidation amount and number of trust preferred securities issued;

  •
  the annual distribution rate or rates or method of determining such rate or rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

  •
  the date from which distributions will be cumulative;

  •
  the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

  •
  the terms and conditions, if any, upon which the debt securities and the related guarantee may be distributed to holders of the trust preferred securities;

  •
  any securities exchange on which the trust preferred securities will be listed;

  •
  the terms and conditions, if any, upon which the trust preferred securities may be converted into our securities; and

  •
  any other relevant rights, covenants, preferences, privileges, limitations or restrictions of the trust preferred securities.

        Terms of the trust preferred securities issued by each trust will mirror the terms of the debt securities held by the respective trust. In other words, the interest rate and interest and other payment dates of each series of debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust. The prospectus supplement will also set forth whether the debt securities to be issued to a trust will be senior debt securities or subordinated debt securities.

Distributions

        The trust preferred securities represent preferred, undivided, beneficial interests in the assets of the respective trust. The applicable prospectus supplement will state the annual rate, as a percentage of the liquidation amount, at which distributions on each trust preferred security will be payable, the liquidation amount and the dates on which distributions will be payable.

        Each trust will use the proceeds from the issuance and sale of the trust preferred securities to purchase debt securities. The revenue of a trust available for distribution to holders of the trust preferred securities issued by that trust will be limited to payments under those debt securities. If we do not make payments on the debt securities, a trust will not have funds available to pay distributions or other amounts payable on the trust preferred securities issued by that trust. The payment of distributions and other amounts payable on the trust preferred securities issued by a trust, if and to the extent the trust has funds legally available for and cash sufficient to make such payments, is guaranteed by us on a limited basis.

Option to Extend Interest Payment Period

        Unless the applicable prospectus supplement states otherwise, we have the right to defer the payment of interest on the debt securities at any time or from time to time for a period, which we refer to in this prospectus as an "extension period," not exceeding 20 consecutive quarterly periods with respect to each extension period. During each extension period we shall have the right to make partial payments of interest on any interest payment date. At the end of each extension period we shall pay all interest then accrued and unpaid. No extension period may extend beyond the stated maturity of the debt securities or end on a date other than an interest payment date. As a consequence of any such deferral, distributions on the trust preferred securities by a trust will be deferred during any such extension period. Distributions to which holders of the trust preferred securities are entitled will accumulate additional distributions at the rate stated in the applicable prospectus supplement. During an extension period, interest will continue to accrue and holders of debt securities, or holders of trust preferred securities while outstanding, will be required to accrue original issue discount income for United States federal income tax purposes.

        Prior to the termination of any extension period, we may further defer the payment of interest, provided that, unless the applicable prospectus supplement states otherwise, no extension period may exceed 20 consecutive quarterly periods or extend beyond the stated maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period subject to the above conditions. No interest shall be due and payable during an extension period, except at its end. We must give the trustee notice of our election of an extension period at least one business day prior to the earlier of the date the distributions on the trust preferred securities would have been payable but for the election to begin such extension period and the date the property trustee is required to give notice to holders of the trust preferred securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date. The trustee will give notice of our election to begin a new extension period to the holders of the trust preferred securities.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of trust preferred securities will be issued initially in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global trust preferred securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global trust preferred security will not be entitled to have trust preferred securities registered in their names, will not receive or be entitled to receive physical delivery of any trust preferred securities and will not be considered the registered holders thereof under the related trust agreement.

        Trust preferred securities of any series will be exchangeable for other trust preferred securities of the same series of any authorized denominations of a like aggregate liquidation amount and tenor. Subject to the terms of the trust agreement and the limitations applicable to global securities, trust preferred securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of the property trustee, without service charges but upon payment of any taxes and other governmental charges as described in the trust agreement. Such transfer or exchange will be effected upon the property trustee being satisfied with the documents of title and identity of the person making the request.

        The property trustee will not be required to issue, register the transfer of, or exchange any trust preferred securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any trust preferred securities called for redemption and ending at the close of business on the day of mailing or register the transfer of, or exchange, any trust preferred securities selected for redemption except, in the case of any trust preferred security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

        Distributions and other payments on trust preferred securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, distributions and other payments with respect to trust preferred securities that are in the form of certificated securities will be made by check mailed to the person entitled thereto at such person's address as such address appears on the securities register for the trust securities maintained by the property trustee. The paying agent initially will be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor, which must be a bank or trust company reasonably acceptable to the administrators, to act as paying agent. Such paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and the administrators at which time the paying agent will return all unclaimed funds and all other funds in its possession to the property trustee.

Redemption

        Upon the repayment or redemption, in whole or in part, of the debt securities held by a trust, the proceeds shall be applied by the property trustee to redeem a Like Amount, as defined below, of the trust securities issued by that trust, upon not less than 30 nor more than 60 days' notice, unless otherwise indicated in a prospectus supplement, at a redemption price equal to the aggregate liquidation amount of the trust preferred securities plus accumulated but unpaid distributions to but excluding the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the debt securities. If less than all the debt securities held by a trust are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by that trust based on the relative liquidation amounts of the classes. The amount of premium, if any, paid by us upon the redemption of all or any part of the debt securities held by a trust to be repaid or redeemed on a redemption date shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by that trust.

        Unless the applicable prospectus supplement states otherwise, we will have the right to redeem the debt securities held by a trust:

  •
  on or after the date fixed for redemption as stated in the applicable prospectus supplement, in whole at any time or in part from time to time; or

  •
  prior to the date fixed for redemption as stated in the applicable prospectus supplement, in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event or an Investment Company Event, each as defined below.

        "Like Amount" means:

  •
  with respect to a redemption of trust securities, trust securities having a liquidation amount equal to that portion of the principal amount of debt securities to be contemporaneously redeemed in accordance with the applicable indenture, allocated to the trust common securities and to the trust preferred securities based upon the relative liquidation amounts of the classes; and

  •
  with respect to a distribution of debt securities to holders of trust securities in connection with a dissolution or liquidation of a trust, debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the debt securities are distributed.

        "Tax Event" means the receipt by a trust of an opinion of counsel to us experienced in relevant matters to the effect that, as a result of any amendment to, or change—including any announced prospective change—in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance by a trust of trust preferred securities, including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before the date of issuance, there is more than an insubstantial risk that:

  •
  the trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on the debt securities we have issued to that trust;

  •
  interest payable by us on the debt securities is not, or within 90 days of the delivery of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

  •
  the trust is, or will be within 90 days of the delivery of the opinion, subject to more than an insubstantial amount of other taxes, duties or other governmental charges.

        "Investment Company Event" means the receipt by a trust of an opinion of counsel to us experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change—including any announced prospective change—in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by that trust of trust preferred securities.

        If and for so long as a trust is the holder of all the debt securities issued by us to that trust, we will pay, with respect to the debt securities, such additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust preferred securities and trust common securities of a trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which that trust has become subject, including as a result of a Tax Event.

Redemption Procedures

        Trust preferred securities of a trust redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the debt securities held by that trust. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that a trust has funds on hand available for the payment of the redemption price. See also "—Subordination of Trust Common Securities."

        If a trust gives a notice of redemption in respect of any trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, in the case of trust preferred securities held in book-entry form, the property trustee will deposit irrevocably with the depository funds sufficient to pay the applicable redemption price and will give the depository irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. With respect to trust preferred securities not held in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit all rights of the holders of the trust preferred securities so called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price, and any distribution payable in respect of the trust preferred securities, but without interest on the redemption price, and the trust preferred securities will cease to be outstanding. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by a trust or by us pursuant to the guarantee as described under "Description of Guarantees," distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by a trust for the trust preferred securities it issues to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        If less than all the trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed shall be allocated proportionately to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of the classes. The particular trust preferred securities to be redeemed shall be selected on a proportionate basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption, or if the trust preferred securities are then held in the form of a global trust preferred security, in accordance with the depository's customary procedures. The property trustee shall promptly notify the securities registrar for the trust securities in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreements, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of trust preferred securities to be redeemed at its address appearing on the securities register for the trust securities. Unless we default in payment of the redemption price on the related debt securities, on and after the redemption date interest will cease to accrue on the debt securities or portions of them called for redemption.

Subordination of Trust Common Securities

        If on any distribution date or redemption date a payment event of default with respect to the underlying debt securities has occurred and is continuing, no payment on or in respect of the related trust common securities shall be made unless all amounts due in respect of the related trust preferred securities (including the liquidation amount or redemption price, if applicable) shall have been paid or payment provided for. All funds immediately available to the respective property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

        In the case of any event of default, as defined below, resulting from an event of default with respect to the underlying debt securities, the holders of trust common securities will be deemed to have waived any right to act with respect to any event of default under the related trust agreement until the effects of all events of default with respect to the related trust preferred securities have been cured, waived or otherwise eliminated. See "—Events of Default" and "Description of Debt Securities—Events of Default." Until all events of default under the related trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of the holders of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

        In the event of any liquidation of a trust, the applicable prospectus supplement will state the amount payable on the trust preferred securities issued by that trust as a dollar amount per trust preferred security plus accumulated and unpaid distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of the amount in debt securities held by that trust.

        The holders of all the outstanding trust common securities of a trust have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust as provided by applicable law, cause the debt securities held by that trust to be distributed in liquidation of the trust to the holders of the trust preferred securities and trust common securities issued by the trust.

        Pursuant to the related trust agreement, unless the applicable prospectus supplement states otherwise, a trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

  •
  events of bankruptcy, dissolution or liquidation involving us or the holder of the trust common securities, as specified in the trust agreement;
  •
  the giving by the holder of the trust common securities issued by the trust of written direction to the property trustee to dissolve the trust, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holder of the trust common securities;
  •
  the redemption of all the trust preferred securities issued by the trust in connection with the repayment or redemption of all the debt securities as described under "—Redemption"; and
  •
  the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

        If dissolution of a trust occurs as described in the first, second or fourth bullet-point above, the trust will be liquidated by the property trustee as expeditiously as the property trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities issued by the trust a Like Amount of the related debt securities. If such distribution is not practical, or, if a dissolution of a trust occurs as described in the third bullet point above, the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of the trust preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. In this prospectus we refer to this amount as the "liquidation distribution." If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities shall be paid on a proportionate basis. The holders of the trust common securities issued by the trust will be entitled to receive distributions upon any liquidation proportionately with the holders of the trust preferred securities, except that if a payment event of default has occurred and is continuing on the related debt securities, the trust preferred securities shall have a priority over the trust common securities. See "—Subordination of Trust Common Securities."

        After the liquidation date is fixed for any distribution of debt securities we have issued to a trust,

  •
  the trust preferred securities issued by that trust will no longer be deemed to be outstanding,
  •
  the depository or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing the debt securities to be delivered upon the distribution with respect to the trust preferred securities held by the depository or its nominee, and
  •
  any certificates representing the trust preferred securities not held by the depository or its nominee will be deemed to represent the debt securities having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the certificates are presented to the security registrar for the trust securities for transfer or reissuance.

        If we do not redeem the debt securities we have issued to a trust prior to the stated maturity and the trust is not liquidated and the debt securities are not distributed to holders of the trust preferred securities issued by that trust, the trust preferred securities will remain outstanding until the repayment of the debt securities and the distribution of the liquidation distribution to the holders of the trust preferred securities.

        There can be no assurance as to the market prices for trust preferred securities or the related debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the related debt securities that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered hereby.

Certain Covenants

        In connection with the issuance of trust preferred securities by a trust, we will agree:

  •
  to continue to hold, directly or indirectly, 100% of the trust common securities of any trust to which debt securities have been issued while such debt securities are outstanding, provided that certain successors that are permitted pursuant to the applicable indenture may succeed to our ownership of the trust common securities;

  •
  not to voluntarily dissolve, wind up or liquidate a trust to which debt securities have been issued, other than in connection with a distribution of debt securities to the holders of the trust preferred securities in liquidation of a trust or in connection with certain mergers, consolidations or amalgamations permitted by the trust agreements; and
  •
  to use our reasonable efforts, consistent with the terms and provisions of the trust agreements, to cause each trust to which debt securities have been issued to continue not to be taxable other than as a grantor trust for United States federal income tax purposes.

        Unless the applicable prospectus supplement states otherwise, we will also agree that we will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, (2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of ours that rank equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any payment of interest on senior deferrable debt securities with similar deferral provisions or make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank junior to such senior deferrable debt securities), or (3) make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks junior to such senior deferrable debt securities), other than, in each case:

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;
  •
  payments under any guarantee executed and delivered by us concurrently with the issuance of any trust preferred securities;
  •
  any declaration of a dividend in the form of capital stock in connection with any shareholders' rights plan, or the issuance of rights to capital stock under any shareholders' rights plan, or the redemption or repurchase of rights pursuant to any such plan; or
  •
  any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to the stock, if at such time

  •
  we have actual knowledge of any event that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the applicable indenture, and (b) we have not taken reasonable steps to cure the same;
  •
  we are in default with respect to our payment of any obligations under any guarantee executed and delivered by us concurrently with the issuance of any trust preferred securities; or
  •
  an extension period is continuing.

        We will also agree that, if and for so long as a trust is the holder of all debt securities issued by us in connection with the issuance of trust preferred securities by that trust and that trust is required to pay any additional taxes, duties or other governmental charges, including in connection with a Tax Event, we will pay as additional sums on the debt securities the amounts that may be required so that the distributions payable by that trust will not be reduced as a result of any additional taxes, duties or other governmental charges.

Events of Default

        Any one of the following events constitutes an event of default with respect to the trust preferred securities issued by a trust under the related trust agreement:

  •
  default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;
  •
  default by the trust in the payment of any redemption price of any trust security issued by that trust when it becomes due and payable;
  •
  default in the performance, or breach, in any material respect, of any covenant or warranty of the property trustee and the Delaware trustee in the trust agreement, other than as described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the appropriate trustees and to us by the holders of at least 33% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement;
  •
  the occurrence of an event of default under the applicable indenture relating to the debt securities held by a trust (see "Description of Debt Securities—Events of Default");
  •
  the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the occurrence; or
  •
  the occurrence of certain events of bankruptcy or insolvency with respect to the trust.

        Within five business days after the occurrence of certain events of default actually known to the respective property trustee, the property trustee will transmit notice of the event of default to the respective holders of trust securities and the respective administrators, unless the event of default has been cured or waived. Within five business days after the receipt of notice that we intend to exercise our right under the applicable indenture to defer the payment of interest on the related debt securities, the property trustee must notify the holders and the administrators that we intend to defer these interest payments, unless we have revoked our determination to do so.

        The applicable trust agreement includes provisions as to the duties of the property trustee in case an event of default occurs and is continuing. Consistent with these provisions, the property trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the property trustee reasonable indemnity. Subject to these provisions for indemnification, the holders of a majority in liquidation amount of the related outstanding trust preferred securities may direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or exercising any trust or power conferred on the property trustee, with respect to the related trust preferred securities.

        The holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities issued by a trust may waive any past default under the applicable trust agreement except:

  •
  a default in the payment of any distribution when it becomes due and payable or any redemption price;
  •
  a default with respect to certain covenants and provisions of the applicable trust agreement that cannot be modified or amended without consent of the holder of each outstanding trust preferred security; and
  •
  a default under the applicable indenture that the holders of a majority in liquidation amount of the trust preferred securities would not be entitled to waive under the applicable trust agreement.

        If an event of default under the applicable indenture has occurred and is continuing as a result of any failure by us to pay any amounts when due in respect of the related debt securities issued by us to a trust, the related trust preferred securities will have a preference over the related trust common securities with respect to payments of any amounts in respect of the trust preferred securities as described above. See "—Subordination of Trust Common Securities," "—Liquidation Distribution Upon Dissolution" and "Description of Debt Securities—Events of Default."

        We must furnish annually to each property trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under the respective trust agreement. Also, the administrators for each trust must file, on behalf of the respective trust, a statement as to our compliance with all conditions and covenants under the respective trust agreement.

Voting Rights; Amendment of Trust Agreement

        Except as provided below and under "—Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors" and "Description of Guarantees—Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities issued by a trust will have no voting rights.

        The trust agreement applicable to a trust may be amended from time to time by the holders of a majority in liquidation amount of its trust common securities and the respective property trustee, without the consent of the holders of the trust preferred securities issued by the trust:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreements that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreements, provided that any such amendment does not adversely affect in any material respect the interests of any holder of trust securities;
  •
  to facilitate the tendering, remarketing and settlement of the trust preferred securities, as contemplated in the trust agreement;
  •
  to modify, eliminate or add to any provisions of the trust agreements to the extent as may be necessary to ensure that a trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure that a trust will not be required to register as an "investment company" under the Investment Company Act; or
  •
  to reflect the appointment of a successor trustee.

        The trust agreement may be amended by the holders of a majority in aggregate liquidation amount of the trust common securities and the property trustee with the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities and receipt by the property trustee and the Delaware trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's not being taxable other than as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

        Without the consent of each holder of trust preferred securities affected by the amendment or related exercise of power, the trust agreement applicable to a trust may not be amended to change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date or restrict the right of a holder of trust securities to institute suit for the enforcement of any payment due.

        So long as any debt securities are held by a trust, the respective property trustee will not:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the debt securities under the related indenture, or execute any trust or power conferred on the property trustee with respect to the related debt securities;
  •
  waive any past default that is waivable under the applicable indenture;
  •
  exercise any right to rescind or annul a declaration that the debt securities shall be due and payable; or
  •
  consent to any amendment, modification or termination of the applicable indenture or the related debt securities, where consent shall be required;

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities, except that, if a consent under the applicable indenture would require the consent of each holder of debt securities affected by the consent, no consent will be given by the property trustee without the prior written consent of each holder of the trust preferred securities.

        A property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities issued by its respective trust except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the debt securities. In addition, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in relevant matters to the effect that the trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of the action.

        Any required approval of holders of trust preferred securities issued by a trust may be given at a meeting of holders of those trust preferred securities convened for the purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of trust preferred securities in the manner set forth in the applicable trust agreement.

        No vote or consent of the holders of trust preferred securities issued by a trust will be required to redeem and cancel those trust preferred securities in accordance with the applicable trust agreement. See above under "—Redemption."

        Notwithstanding that holders of trust preferred securities issued by a trust are entitled to vote or consent under any of the circumstances described above, any of those trust preferred securities that are owned by us, the respective property trustee or Delaware trustee, or any affiliate of us or either trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

        If an event of default has occurred and is continuing under the applicable indenture, and the trustee for the related debt securities and the holders of those debt securities have failed to declare the principal due and payable, the holders of at least 33% in aggregate liquidation amount of the related outstanding trust preferred securities shall have this right.

        If an event of default has occurred and is continuing under a trust agreement and the event is attributable to our failure to pay any amounts payable in respect of debt securities on the date the amounts are otherwise payable, a registered holder of trust preferred securities may institute a direct action against us for enforcement of payment to the holder of an amount equal to the amount payable in respect of debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by the holder, which we refer to in this discussion as a "Direct Action." We will have the right under the applicable indenture to set-off any payment made to the holders of trust preferred securities by us in connection with a Direct Action.

        We may not amend the applicable indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the trust preferred securities. Furthermore, so long as any of the trust preferred securities are outstanding

  •
  no modification of the applicable indenture may be made that adversely affects the holders of the trust preferred securities in any material respect,

  •
  no termination of the applicable indenture may occur, and

  •
  no waiver of any event of default or compliance with any covenant under the applicable indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding trust preferred securities unless and until the principal of, accrued and unpaid interest on and premium, if any, on the related debt securities have been paid in full and certain other conditions are satisfied.

        With certain exceptions, the holders of the trust preferred securities would not be able to exercise directly any remedies available to the holders of the subordinated debt securities except under the circumstances described in this section.

Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors

        The property trustee or the Delaware trustee of a trust may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in liquidation amount of that trust's outstanding trust preferred securities delivered to the trustee to be removed and to us. No resignation or removal of either of the trustees and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the trust agreement. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a trustee appointed by an action of the holders, if we have delivered to either the property trustee or the Delaware trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the trust agreement, the property trustee or the Delaware trustee, as the case may be, will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the trust agreement.

Mergers, Consolidations, Amalgamations or Replacements of a Trust

        A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the applicable trust agreement. A trust may, at the request of the holders of its trust common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, so long as

  •
  the successor entity either expressly assumes all the obligations of the trust with respect to its trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, which we refer to in this prospectus as the successor securities, so long as the successor securities have the same priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  a trustee of the successor entity, possessing the same powers and duties as the property trustee, is appointed to hold the related debt securities;

  •
  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

  •
  the trust preferred securities or any successor securities are listed or quoted, or any successor securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted;

  •
  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

  •
  the successor entity has a purpose substantially identical to that of the trust;

  •
  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel experienced in relevant matters to the effect that such transaction does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect and following such transaction, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

  •
  we or any permitted successor or assignee owns all the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee.

        Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.

Expenses and Taxes

        In each of the trust agreements, we have agreed to pay:

  •
  all debts and other obligations, other than with respect to the trust preferred securities issued by a trust and all costs and expenses of the trust, including the costs and expenses relating to the organization of a trust, the fees and expenses of the property trustee and the Delaware trustee and the costs and expenses relating to the operation of the trust; and

  •
  any and all taxes and all costs and expenses with respect to them, other than withholding taxes, to which the trust might become subject.

Information Concerning the Property Trustees

        Each property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties as are specifically set forth in the applicable trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, each property trustee is under no obligation to exercise any of the powers vested in it by the trust agreements at the request of any holder of trust preferred securities issued by the respective trust unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising these powers.

Miscellaneous

        The administrators and the property trustee relating to each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States federal income tax purposes and so that the debt securities held by that trust will be treated as indebtedness of ours for United States federal income tax purposes. In this regard, each property trustee and the holders of trust common securities issued by the respective trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the applicable trust agreement, that the property trustee and the holders of trust common securities determine in their discretion to be necessary or desirable for these purposes, as long as this action does not materially adversely affect the interests of the holders of the trust preferred securities.

        Holders of the trust preferred securities have no preemptive or similar rights.

        A trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

        The trust agreement and the trust preferred securities will be governed by Delaware law.

DESCRIPTION OF GUARANTEES

        Each guarantee will be executed and delivered by us concurrently with the issuance of trust preferred securities by a trust for the benefit of the holders from time to time of the trust preferred securities. We will appoint a guarantee trustee under each guarantee. Each guarantee trustee will hold the respective guarantee for the benefit of the holders of the trust preferred securities issued by the related trust. Each guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. We have summarized below certain provisions of the guarantees. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the guarantee, including the definitions in the guarantee of certain terms. The form of guarantee agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

General

        We will fully and unconditionally agree, to the extent described herein, to pay the guarantee payments, as defined below, to the holders of the trust preferred securities issued by each trust, as and when due, regardless of any defense, right of set-off or counterclaim that a trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid or made by or on behalf of the respective trust, which payments we refer to in this discussion as the "guarantee payments," will be subject to the respective guarantee:

  •
  any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available for payment of these distributions at this time;

  •
  the redemption price with respect to any trust preferred securities called for redemption, to the extent that the trust has funds on hand available for payment of the redemption price at this time; and

  •
  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the related debt securities are distributed to holders of the trust preferred securities, the lesser of:

  •
  the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the trust has funds on hand available for these payments at this time; and

  •
  the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities on liquidation of the trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay these amounts to the holders.

        Each guarantee will be an irrevocable guarantee of the payment obligations of the respective trust under its trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments, and is not a guarantee of collection.

        If we do not make payments on the debt securities held by a trust, the trust will not be able to pay any amounts payable in respect of its trust preferred securities and will not have funds legally available for these payments. The applicable prospectus supplement will describe the ranking of the guarantee. See "—Status of the Guarantees." The guarantees do not limit our incurrence or issuance of other secured or unsecured debt, including Senior Indebtedness, whether under the applicable indenture, any other indenture that we may enter into in the future or otherwise.

        We have, through the guarantees, the trust agreements, the applicable debt securities and the related indenture, taken together, fully, irrevocably and unconditionally guaranteed all of each trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust's obligations in respect of its trust preferred securities. See "Relationship Among Trust Preferred Securities, Debt Securities and Guarantees."

Status of the Guarantees

        Each guarantee will constitute an unsecured obligation of ours. The applicable prospectus supplement will describe the ranking of each guarantee.

        Each guarantee will constitute a guarantee of payment and not of collection; specifically, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held by the respective guarantee trustee for the benefit of the holders of the related trust preferred securities. A guarantee will not be discharged except by payment of the applicable guarantee payments in full to the extent not paid or distributed by the respective trust.

Amendments and Assignment

        Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, a guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related trust preferred securities. The manner of obtaining this type of approval will be as set forth under "Description of Trust Preferred Securities—Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in each guarantee shall bind the successors, assigns, receivers, trustees and representatives of ours and shall inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

        An event of default under a guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee, or to perform any other obligation if the other default remains unremedied for 30 days.

        The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any registered holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the related trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under each guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

        Each guarantee provides that:

  •
  we will not consolidate with or merge into any other entity,

  •
  we shall not convey, transfer or lease all or substantially all of our properties and assets to any other entity, and

  •
  no entity will consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties and assets to us,

        unless

  •
  either we are the continuing corporation, or the successor entity is organized under the laws of the United States or any state or the District of Columbia and such successor entity expressly assumes our obligations under the guarantee,

  •
  immediately after giving effect thereto, no event or default under the guarantee agreement and no event which, after notice or lapse of time or both, would become an event of default under the guarantee agreement, has happened and is continuing, and

  •
  certain other conditions as prescribed in the guarantee agreements are met.

Information Concerning the Guarantee Trustee

        The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of the guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee agreement. After a default with respect to the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee agreement at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might thereby incur.

Termination of the Guarantees

        Each guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the related trust preferred securities, upon full payment of the amounts payable with respect to the trust preferred securities upon liquidation of the respective trust, and upon distribution of the related debt securities to the holders of the trust preferred securities. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Governing Law

        Each guarantee will be governed by New York law.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES,
DEBT SECURITIES AND GUARANTEES

Full and Unconditional Guarantee

        Payments of distributions and other amounts due on the trust preferred securities issued by a trust, to the extent the trust has funds available for the payment, are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantees." Taken together, our obligations under the related debt securities, the applicable indenture, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities issued by a trust. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust's obligations in respect of the related trust preferred securities. If and to the extent that we do not make payments on the debt securities issued to a trust, the trust will not have sufficient funds to pay distributions or other amounts due on its trust preferred securities. A guarantee does not cover payment of amounts payable with respect to the trust preferred securities issued by a trust when the trust does not have sufficient funds to pay these amounts. In this event, the remedy of a holder of the trust preferred securities is to institute a legal proceeding directly against us for enforcement of payment of our obligations under debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder.

Sufficiency of Payments

        As long as payments are made when due on the debt securities issued to a trust, these payments will be sufficient to cover distributions and other payments distributable on the trust preferred securities issued by that trust, primarily because:

  •
  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

  •
  the interest rate and interest and other payment dates on the debt securities will match the distribution rate, distribution dates and other payment dates for the trust preferred securities;

  •
  we will pay for any and all costs, expenses and liabilities of the trust except the trust's obligations to holders of the related trust securities; and

  •
  the applicable trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        Notwithstanding anything to the contrary in the applicable indenture, we have the right to set-off any payment we are otherwise required to make under that indenture against and to the extent we have previously made, or are concurrently on the date of the payment making, a payment under a guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

        Under the circumstances set forth under "Description of Trust Preferred Securities—Enforcement of Certain Rights by Holders of Trust Preferred Securities," holders of trust preferred securities may bring a Direct Action against us.

        A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the related guarantee trustee, the related trust or any other person or entity. See "Description of Guarantees."

Limited Purpose of Trust

        The trust preferred securities issued by a trust represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and trust common securities and investing the proceeds of these trust securities in debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a debt security is that a holder of a debt security is entitled to receive from us payments on debt securities held, while a holder of trust preferred securities is entitled to receive distributions or other amounts distributable with respect to the trust preferred securities from a trust, or from us under a guarantee, only if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Dissolution

        Upon any voluntary or involuntary dissolution of a trust, other than any dissolution involving the distribution of the related debt securities, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust preferred securities issued by the trust will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution." Since we are the guarantor under each of the guarantees and have agreed to pay for all costs, expenses and liabilities of each trust, other than each trust's obligations to the holders of the respective trust securities, the positions of a holder of trust preferred securities and a holder of debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

BOOK-ENTRY SYSTEM

        Unless otherwise indicated in the applicable prospectus supplement, each series of senior secured debt securities, first mortgage bonds (other than any senior debt mortgage bonds), senior unsecured debt securities and subordinated debt securities (other than, in each case, debt securities issued to a trust) and trust preferred securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, New York, New York, or DTC.

        So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

        Global securities may be exchanged in whole for certificated securities only if:

  (1)
  the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days;

  (2)
  we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

  (3)
  there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

        The following is based solely on information furnished by DTC:

        DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue and will be deposited with DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing corporation" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC's records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

        To facilitate subsequent transfers, all global securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of global securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC's records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

        Principal, interest and premium payments, if any, on the global securities will be made to DTC in immediately available funds. DTC's practice is to credit direct participants' accounts on the date on which interest is payable in accordance with the respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

        None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriters or dealers;

  •
  directly;

  •
  through agents; or

  •
  through any combination of the above.

        The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

        We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the particular offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions.

        Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

        Unless otherwise specified in a prospectus supplement, the securities will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the securities. If no such determination has been made, the prospectus supplement will so state.

LEGAL MATTERS

        Steven R. Sullivan, Esq., our Vice President, General Counsel and Secretary, will pass upon the validity of the offered securities for us. Pillsbury Winthrop LLP, New York, New York, will pass upon the validity of the offered securities for any underwriters, dealers, purchasers or agents. Pillsbury Winthrop LLP represents us from time to time in connection with various matters.

EXPERTS

        The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The statements as to matters of law or legal conclusions expressed under the caption "Description of First Mortgage Bonds—Security" in this prospectus have been reviewed by Steven R. Sullivan, Esq., our Vice President, General Counsel and Secretary, and are set forth in this prospectus in reliance on the authority of Mr. Sullivan as an expert.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$54,326	*
Printing of registration statement, prospectus, bonds, notes, etc.	34,500
Fees of trustees	115,500
Fees of rating agencies	405,000
Fees of accountants	86,250
Blue sky fees	2,000
Miscellaneous expenses	86,000

Total	$783,576

*
Actual expenses; all other expenses are estimates.

Item 15. Indemnification of Directors and Officers

        Article IV of the Registrant's By-laws, consistent with the applicable provisions of the Missouri General and Business Corporation Law (the "MGBCL"), provides for indemnification of directors and officers. These provisions provide that any person may be indemnified for expenses and liabilities imposed upon such person in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In a proceeding brought by or in the right of the Registrant, indemnification may be made with respect to any claim as to which an officer or director has been adjudged to have been liable to the Registrant if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        The By-laws, consistent with the applicable provisions of the MGBCL, provide that indemnification shall be made by the Registrant only if a determination has been made by a majority vote of a quorum of the disinterested directors or by the shareholders or by independent legal counsel, that the director or officer met the required standard of conduct. The Registrant has purchased insurance on behalf of its officers and directors which insures them against certain liabilities and expenses, including those under the Securities Act of 1933.

        The By-laws, consistent with the applicable provisions of the MGBCL, further provide that, in addition to the indemnities described in the preceding paragraphs, the Registrant shall further indemnify its officers and directors to the maximum extent permitted by law, provided that no indemnity may be given for conduct that is adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct.

Item 16. Exhibits

Exhibit No.	Description
*1.1	Form of Underwriting Agreement relating to the senior secured debt securities.
+1.2	Form of Underwriting Agreement relating to the first mortgage bonds (other than the senior debt mortgage bonds).
+1.3	Form of Underwriting Agreement relating to senior unsecured debt securities.
+1.4	Form of Underwriting Agreement relating to subordinated debt securities.
+1.5	Form of Underwriting Agreement relating to trust preferred securities.
*4.1	Form of Indenture of the Company relating to the senior secured debt securities (including the forms of senior secured debt securities as exhibits).
*4.2	Form of order of the Company establishing the issuance of one or more series of senior secured debt securities.
**4.3	Indenture of Mortgage and Deed and Trust of the Company dated June 15, 1937, as amended May 1, 1941, and Second Supplemental Indenture dated May 1, 1941. (Registration No. 2-4940, Exhibit B-1.)
**4.4	Supplemental Indentures to Mortgage:
	Dated as of	File Reference	Exhibit No.
	April 1, 1971	Form 8-K, April 1971	6
	February 1, 1974	Form 8-K, February 1974	3
	July 7, 1980	2-69821	4.6
	May 1, 1990	Form 10-K, 1990	4.6
	December 1, 1991	33-45008	4.4
	December 4, 1991	33-45008	4.5
	January 1, 1992	Form 10-K, 1991	4.6
	October 1, 1992	Form 10-K, 1992	4.6
	December 1, 1992	Form 10-K, 1992	4.5
	February 1, 1993	Form 10-K, 1992	4.8
	May 1, 1993	Form 10-K, 1993	4.6
	August 1, 1993	Form 10-K, 1993	4.7
	October 1, 1993	Form 10-K, 1993	4.8
	January 1, 1994	Form 10-K, 1993	4.9
	February 1, 2000	Form 10-K, 2000	4.1
+4.5	Form of Supplemental Indenture of the Company relating to the first mortgage bonds (other than the senior debt mortgage bonds).
*4.6	Form of Supplemental Indenture of the Company relating to the senior debt mortgage bonds to be issued to secure the obligations of the Company under the senior secured indenture.
*4.7	Form of Indenture of the Company relating to the senior unsecured debt securities.

+4.8	Form of board resolutions, officer's certificate or other instrument establishing the issuance of one or more series of senior unsecured debt securities.
**4.9	Indenture (for unsecured subordinated debt securities) of the Company dated as of December 1, 1996 (Annual Report on Form 10-K for the year ended December 31, 1996, Exhibit 4.36).
+4.10	Form of board resolutions, officer's certificate or other instrument establishing the issuance of one or more series of subordinated debt securities.
*4.11	Form of Certificate of Trust.
*4.12	Form of Trust Agreement.
*4.13	Form of Amended and Restated Trust Agreement (including the form of trust preferred security as an exhibit).
*4.14	Form of Guarantee Agreement of the Company.
*5.1
Opinion of Steven R. Sullivan, Esq., Vice President, General Counsel and Secretary of the Company, regarding the legality of the senior secured debt securities, the first mortgage bonds, the senior unsecured debt securities, the subordinated debt securities and the guarantees to be issued by the Company.
*5.2
Opinion of Pillsbury Winthrop LLP regarding the legality of the senior secured debt securities, the first mortgage bonds, the senior unsecured debt securities, the subordinated debt securities, the trust preferred securities and the related guarantees to be issued by the Company.
**12	Statement re computation of ratios of earnings to fixed charges (Annual Report on Form 10-K for the year ended December 31, 2001, Exhibit 12).
*23.1	Consent of Steven R. Sullivan, Esq., Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).
*23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.2).
*23.3	Consent of independent accountants.
*24	Power of attorney (included on the signature page hereof).
*25.1	Form T-1 statement of eligibility of the trustee for the senior secured debt securities.
*25.2	Form T-1 statement of eligibility of the trustee for the first mortgage bonds.
++25.3	Form T-1 statement of eligibility of the trustee for the senior unsecured debt securities.
*25.4	Form T-1 statement of eligibility of the trustee for the subordinated debt securities.
++25.5	Form T-1 statement of eligibility of the trustee for the guarantees for the benefit of the holders of the trust preferred securities.

++25.6	Form T-1 statement of eligibility of the trustee for the trust preferred securities.

Note:    Reports of the Company on Forms 8-K, 10-Q and 10-K are on file with the SEC under file number 1-2967.

*
Filed herewith.

**
Incorporated by reference herein as indicated.

+
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

++
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2).

Item 17. Undertakings.

        The undersigned hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on the            day of May, 2002.

UNION ELECTRIC COMPANY (Registrant)
/s/ CHARLES W. MUELLER CHARLES W. MUELLER Chairman and Chief Executive Officer

        Each person whose signature appears below authorizes Charles W. Mueller, Chairman and Chief Executive Officer of the Company, Gary L. Rainwater, President and Chief Operating Officer of the Company, Warner L. Baxter, Senior Vice President of the Company, and Steven R. Sullivan, Vice President, General Counsel and Secretary of the Company, and each of them, as attorneys-in-fact, to sign any amendment, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, to this registration statement on his behalf, individually and in each capacity stated below, and to file any such amendment.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ CHARLES W. MUELLER CHARLES W. MUELLER	Chairman and Chief Executive Officer (Principal Executive Officer)	May 3, 2002
/s/ GARY L. RAINWATER GARY L. RAINWATER	President, Chief Operating Officer and Director	May 3, 2002
/s/ WARNER L. BAXTER WARNER L. BAXTER	Senior Vice President and Director (Principal Financial Officer)	May 3, 2002
/s/ MARTIN J. LYONS MARTIN J. LYONS	Controller (Principal Accounting Officer)	May 3, 2002
/s/ PAUL A. AGATHEN PAUL A. AGATHEN	Senior Vice President and Director	May 3, 2002
/s/ THOMAS R. VOSS THOMAS R. VOSS	Senior Vice President and Director	May 3, 2002

EXHIBIT INDEX

Exhibit No.	Description
*1.1	Form of Underwriting Agreement relating to the senior secured debt securities.
+1.2	Form of Underwriting Agreement relating to the first mortgage bonds (other than the senior debt mortgage bonds).
+1.3	Form of Underwriting Agreement relating to senior unsecured debt securities.
+1.4	Form of Underwriting Agreement relating to subordinated debt securities.
+1.5	Form of Underwriting Agreement relating to trust preferred securities.
*4.1	Form of Indenture of the Company relating to the senior secured debt securities (including the forms of senior secured debt securities as exhibits).
*4.2	Form of order of the Company establishing the issuance of one or more series of senior secured debt securities.
**4.3	Indenture of Mortgage and Deed and Trust of the Company dated June 15, 1937, as amended May 1, 1941, and Second Supplemental Indenture dated May 1, 1941. (Registration No. 2-4940, Exhibit B-1.)
**4.4	Supplemental Indentures to Mortgage:
	Dated as of	File Reference	Exhibit No.
	April 1, 1971	Form 8-K, April 1971	6
	February 1, 1974	Form 8-K, February 1974	3
	July 7, 1980	2-69821	4.6
	May 1, 1990	Form 10-K, 1990	4.6
	December 1, 1991	33-45008	4.4
	December 4, 1991	33-45008	4.5
	January 1, 1992	Form 10-K, 1991	4.6
	October 1, 1992	Form 10-K, 1992	4.6
	December 1, 1992	Form 10-K, 1992	4.5
	February 1, 1993	Form 10-K, 1992	4.8
	May 1, 1993	Form 10-K, 1993	4.6
	August 1, 1993	Form 10-K, 1993	4.7
	October 1, 1993	Form 10-K, 1993	4.8
	January 1, 1994	Form 10-K, 1993	4.9
	February 1, 2000	Form 10-K, 2000	4.1
+4.5	Form of Supplemental Indenture of the Company relating to the first mortgage bonds (other than the senior debt mortgage bonds).
*4.6	Form of Supplemental Indenture of the Company relating to the senior debt mortgage bonds to be issued to secure the obligations of the Company under the senior secured indenture.
*4.7	Form of Indenture of the Company relating to the senior unsecured debt securities.

+4.8	Form of board resolutions, officer's certificate or other instrument establishing the issuance of one or more series of senior unsecured debt securities.
**4.9	Indenture (for unsecured subordinated debt securities) of the Company dated as of December 1, 1996 (Annual Report on Form 10-K for the year ended December 31, 1996, Exhibit 4.36).
+4.10	Form of board resolutions, officer's certificate or other instrument establishing the issuance of one or more series of subordinated debt securities.
*4.11	Form of Certificate of Trust.
*4.12	Form of Trust Agreement.
*4.13	Form of Amended and Restated Trust Agreement (including the form of trust preferred security as an exhibit).
*4.14	Form of Guarantee Agreement of the Company.
*5.1
Opinion of Steven R. Sullivan, Esq., Vice President, General Counsel and Secretary of the Company, regarding the legality of the senior secured debt securities, the first mortgage bonds, the senior unsecured debt securities, the subordinated debt securities and the guarantees to be issued by the Company.
*5.2
Opinion of Pillsbury Winthrop LLP regarding the legality of the senior secured debt securities, the first mortgage bonds, the senior unsecured debt securities, the subordinated debt securities, the trust preferred securities and the related guarantees to be issued by the Company.
**12	Statement re computation of ratios of earnings to fixed charges (Annual Report on Form 10-K for the year ended December 31, 2001, Exhibit 12).
*23.1	Consent of Steven R. Sullivan, Esq., Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).
*23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.2).
*23.3	Consent of independent accountants.
*24	Power of attorney (included on the signature page hereof).
*25.1	Form T-1 statement of eligibility of the trustee for the senior secured debt securities.
*25.2	Form T-1 statement of eligibility of the trustee for the first mortgage bonds.
++25.3	Form T-1 statement of eligibility of the trustee for the senior unsecured debt securities.
*25.4	Form T-1 statement of eligibility of the trustee for the subordinated debt securities.
++25.5	Form T-1 statement of eligibility of the trustee for the guarantees for the benefit of the holders of the trust preferred securities.

++25.6	Form T-1 statement of eligibility of the trustee for the trust preferred securities.

Note:    Reports of the Company on Forms 8-K, 10-Q and 10-K are on file with the SEC under file number 1-2967.

*
Filed herewith.

**
Incorporated by reference herein as indicated.

+
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

++
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2).

QuickLinks

ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
UNION ELECTRIC COMPANY
WHERE YOU CAN FIND MORE INFORMATION
RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF SENIOR SECURED DEBT SECURITIES
DESCRIPTION OF FIRST MORTGAGE BONDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF GUARANTEES
RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, DEBT SECURITIES AND GUARANTEES
BOOK-ENTRY SYSTEM
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
Item 15. Indemnification of Directors and Officers
Item 16. Exhibits
Item 17. Undertakings .
SIGNATURES
EXHIBIT INDEX